UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     November 28, 2007

GIGABEAM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-50985	20-0607757
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4021 Stirrup Creek Drive, Suite 400, Durham, NC	27703
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code        (919) 206-4426

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS AND CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Effective November 28, 2007, Mr. Louis Slaughter resigned from his position as our Chief Executive Officer. Mr. Slaughter will remain as the Chairman of our Board of Directors.

Also effective November 28, 2007, Mr. S. Jay Lawrence was appointed as our Chief Executive Officer and a Director. Prior to his appointment, Mr. Lawrence had served as our President and Chief Operating Officer since June 29, 2007. Mr. Lawrence will continue to serve our company in those capacities in addition to serving as our Chief Executive Officer. He has been employed by our company since March 20, 2006, and served as our Vice President of Sales and Marketing from October 2, 2006 to June 29, 2007. Mr. Lawrence has held other positions with our company including Vice President of National Sales and Vice President of Government Sales. Prior to joining us, Mr. Lawrence served as Executive Director for Loea Corporation from August 2002 to March 2006. Prior to Loea, Mr. Lawrence was Executive Vice President of Mueller Electric from August 1999 to August 2002. Mr. Lawrence has also held senior positions at Clare Semiconductor from October 1996 to August 1999 and was employed by EXOS, a Boston-based start up that was sold to Microsoft. He holds an Electrical Engineering degree from Boston University.

ITEM 7.01	REGULATION FD DISCLOSURE.

GalactaCOM has not met the conditions necessary to close on the acquisition of One Velocity, Inc, a Wireless Local Exchange Carrier, or WiLEC, based in Las Vegas, Nevada. As a result, GalactaCOM will no longer acquire One Velocity or invest in MetroNext, Inc. We had intended for GalactaCOM to become our affiliate, however, because GalactaCOM will no longer pursue its business plan, we intend to pursue other business strategies. Also, the Letter of Intent between GalactaCOM and Mattera Asset Management, Inc., entered into for the purpose of forming a joint venture to launch next generation telecommunications carriers in Puerto Rico and the Dominican Republic, will not materialize into a formal agreement. As such, Mattera will not receive exclusivity from GalactaCOM, pursuant to an agreement between GalactaCOM and us, to deploy our WiFiber® links. Accordingly, the order received by us from Mattera for the purchase of 10 WiFiber® links will not be recognized as revenue and the links are to be returned to us.

In addition, we are no longer subject to an agreement with GalactaCOM to provide exclusivity to GalactaCOM for cities and metro areas where GalactaCOM commits to a deployment of our WiFiber® links for commercial managed services. We no longer anticipate providing GalactaCOM with our WiFiber® links or other wireless links and ancillary hardware applications.

The information in this report on Form 8-K, Item 7.01, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, unless we specifically incorporate the foregoing information into those documents by reference.

This report contains forward-looking statements that involve risks and uncertainties. You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the risks described in our Form 10-KSB and other reports we file with the Securities and Exchange Commission. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GigaBeam Corporation
(Registrant)

Date	November 30, 2007

/s/ S. Jay Lawrence
(Signature)

Name: S. Jay Lawrence
Title: Chief Executive Officer